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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 1, 2001, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

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                                                         State or Country
                                                         of Incorporation       Name of Parent
             Name of Company                             or Organization
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
1.  PerkinElmer, Inc.                                    Massachusetts          N/A
2.  PerkinElmer Detection Systems, Inc.                  California             PerkinElmer, Inc.
3.  Applied Surface Technology, Inc.                     California             PerkinElmer, Inc.
4.  PerkinElmer Instruments, Inc.                        Delaware               PerkinElmer Holdings, Inc.
5.  PerkinElmer Optoelectronics, Inc.                    Delaware               PerkinElmer Optoelectronics SC, Inc.
6.  Lumen Technologies, Inc.                             Delaware               PerkinElmer, Inc.
7.  PerkinElmer Optoelectronics NC, Inc.                 Delaware               Lumen Technologies, Inc.
8.  PerkinElmer Optoelectronics SC, Inc.                 Delaware               Lumen Technologies, Inc.
9.  PerkinElmer Instruments LLC                          Delaware               PerkinElmer, Inc.
10. Genomic Solutions Inc.                               Delaware               PerkinElmer, Inc. (5%)
11. PerkinElmer Detection Systems, Inc.                  Delaware               PerkinElmer, Inc.
12. Advanced Bioconcepts, Inc.                           Delaware               PerkinElmer Life Sciences, Inc.
13. NEN Life Sciences, Inc.                              Delaware               PerkinElmer, Inc.
14. PerkinElmer Life Sciences, Inc.                      Delaware               NEN Life Sciences, Inc.
15. Receptor Biology, Inc.                               Delaware               PerkinElmer Life Sciences, Inc.
16. PKL LLC                                              Delaware               PerkinElmer Holdings, Inc. (49%)
17. EG&G Ventures, Inc.                                  Massachusetts          PerkinElmer, Inc.
18. PerkinElmer Holdings, Inc.                           Massachusetts          PerkinElmer, Inc. (94%) (1)
19. PerkinElmer Automotive Research, Inc.                Texas                  PerkinElmer Holdings, Inc.
20. Perkin-Elmer Argentina S.R.L                         Argentina              PerkinElmer Holdings, Inc.
21. PerkinElmer VertriebsgmbH                            Austria                Wellesley BV
22. Perkin Elmer Pty Limited                             Australia              PerkinElmer Holdings, Inc.
23. PerkinElmer Belgium NV                               Belgium                PerkinElmer Life Sciences, Inc.
24. NEN Life Science Products (Bermuda) Ltd.             Bermuda                PerkinElmer Life Sciences, Inc.
25. PerkinElmer do Brasil Ltda.                          Brazil                 PerkinElmer International CV (94.6%) (2)
26. PerkinElmer Canada Investments Inc.                  Canada                 PerkinElmer International CV
27. PerkinElmer Canada Inc.                              Canada                 PerkinElmer, Inc.
28. Bragg Photonics, Inc.                                Canada                 PerkinElmer Canada Inc. (31%)
29. PerkinElmer Sciex Instruments                        Canada                 PerkinElmer Canada, Inc. (50%)
30. Advanced Bioconcept Company                          Canada                 Advanced Bioconcepts, Inc.
31. PerkinElmer Instruments International Ltd.           Cayman Islands         PerkinElmer International CV
32. PerkinElmer Optoelectronics Philippines, Inc.        Cayman Islands         PerkinElmer International CV
33. Perkin Elmer Chile Limitada                          Chile                  PerkinElmer Holdings, Inc. (3)
34. PerkinElmer Shenzhen Industrial Ltd.                 China                  PerkinElmer Optoelectronics GmbH (Germany)
35. Shanghai EG&G Reticon Optoelectronics Co. Ltd.       China                  PerkinElmer, Inc. (50%)
36. Perkin Elmer de Centro America S.A.                  Costa Rica             PerkinElmer Holdings, Inc.
37. Perkin-Elmer S.R.O.                                  Czech Republic         Wellesley BV
38. PerkinElmer A/S                                      Denmark                Wallac Oy
39. PerkinElmer Egypt Ltd.                               Egypt                  PerkinElmer International CV
40. PerkinElmer Oy                                       Finland                Wellesley BV
41. Wallac Oy                                            Finland                PerkinElmer Oy (Finland)
42. Wallac Finland Oy                                    Finland                Wallac Oy
43. PerkinElmer S.A.S.                                   France                 PerkinElmer Benelux BV (Netherlands)
44. NEN Life Science Products - France SA                France                 PerkinElmer Life Sciences, Inc.
45. PerkinElmer Instruments GmbH                         Germany                PerkinElmer Holdings, Inc.
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(1) PerkinElmer Instruments, Inc., Delaware corporation, owns the remaining 6%.
(2) PerkinElmer Holdings, Inc. (5%), PerkinElmer Life Sciences Inc., Delaware
    corporation, owns a de minimus share.
(3) PerkinElmer Instruments LLC owns a de minimus share.
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
46. PerkinElmer Holding GmbH                             Germany                PerkinElmer, Inc.
47. Wallac Distribution GmbH                             Germany                PerkinElmer Instruments GmbH
48. PerkinElmer Instruments International Ltd. & Co.     KG Germany             PerkinElmer International CV (100%) (4)
49. PerkinElmer GmbH & Co. KG                            Germany                PerkinElmer Instruments GmbH (58%) (5)
50. PerkinElmer Optoelectronics GmbH                     Germany                PerkinElmer GmbH & Co
51. NEN Life Science Products GmbH                       Germany                PerkinElmer Life Sciences, Inc.
52. PerkinElmer Limited                                  Hong Kong              PerkinElmer International CV (99%) (6)
53. Perkin Elmer Hungaria Kft                            Hungary                Wellesley BV
54. PT. PerkinElmer Batam                                Indonesia              PerkinElmer Holdings, Inc.
55. PerkinElmer Srl                                      Italy                  Wellesley BV
56. Perkin Elmer Italia SpA                              Italy                  PerkinElmer Srl, Italy
57. NEN Life Science Products Italy Srl                  Italy                  PerkinElmer Life Sciences, Inc.
58. Neopt Corporation                                    Japan                  PerkinElmer, Inc. (49%)
59. Seiko EG&G Co. Ltd.                                  Japan                  PerkinElmer, Inc. (49%)
60. Wallac Berthold Japan Co., Ltd.                      Japan                  Wallac Oy (80%)
61. Perkin-Elmer Japan Co., Ltd.                         Japan                  PerkinElmer Holdings, Inc.
62. Perkin Elmer Yuhan Hoesa                             Korea                  PerkinElmer International CV
63. Perkin Elmer Sdn. Bhd.                               Malaysia               PerkinElmer International CV
64. Perkin Elmer de Mexico, S.A.                         Mexico                 PerkinElmer Holdings, Inc. (7)
65. PerkinElmer Benelux B.V.                             Netherlands            Wellesley BV
66. Wellesley B.V.                                       Netherlands            PerkinElmer International CV
67. PerkinElmer International  C.V.                      Netherlands            PerkinElmer Holdings, Inc. (99%) (8)
68. NEN Life Science Products Netherlands BV             Netherlands            PerkinElmer Life Sciences, Inc.
69. PerkinElmer Norge AS                                 Norway                 Wallac Oy
70. EG&G Omni, Inc.                                      Philippines            PerkinElmer Holdings, Inc.
71. PerkinElmer Instruments (Philippines) Corporation    Philippines            PerkinElmer Holdings, Inc.
72. Perkin Elmer Polska Sp zo.o.                         Poland                 Wellesley BV
73. PerkinElmer Portugal Lda.                            Portugal               Wellesley BV (100%) (9)
74. PerkinElmer Rus                                      Russia                 PerkinElmer Oy
75. PerkinElmer Singapore Pte Ltd.                       Singapore              PerkinElmer International CV
76. PerkinElmer South Africa (PTY) Ltd.                  South Africa           PerkinElmer International CV
77. PerkinElmer Espana, S.L.                             Spain                  Wellesley BV
78. PerkinElmer Sverige AB                               Sweden                 Wallac Oy
79. PerkinElmer (Switzerland) Ltd.                       Switzerland            Wellesley BV
80. Wallac-ADL AG                                        Switzerland            Wallac Distribution GmbH (90%)
81. NEN Life Science Products AG                         Switzerland            PerkinElmer Life Sciences, Inc.
82. PerkinElmer Taiwan Corporation                       Taiwan                 PerkinElmer International CV
83. Perkin-Elmer Limited                                 Thailand               PerkinElmer International CV
84. Life Science Resources Limited                       United Kingdom         PerkinElmer Holdings, Inc.
85. PerkinElmer (UK) Holdings Ltd.                       United Kingdom         Wellesley BV
86. PerkinElmer Ltd.                                     United Kingdom         PerkinElmer (UK) Holdings Ltd
87. PerkinElmer Services Ltd.                            United Kingdom         PerkinElmer (UK) Holdings Ltd
88. PerkinElmer Q-Arc Ltd.                               United Kingdom         PerkinElmer (UK) Holdings Ltd.
89. PerkinElmer (UK) Ltd.                                United Kingdom         PerkinElmer (UK) Holdings Ltd.
90. Vivid Technologies UK Ltd.                           United Kingdom         Vivid Technologies, Inc.
91. NEN Life Science Products - UK Ltd.                  United Kingdom         PerkinElmer Life Sciences, Inc.
92. Receptor Biology UK Ltd.                             United Kingdom         Receptor Biology, Inc.
93. PerkinElmer Exporters Ltd.                           U.S. Virgin Islands    PerkinElmer Holdings, Inc.
94. ILC Light Source Foreign Sales Corporation           U.S. Virgin Islands    PerkinElmer Optoelectronics NC, Inc.
95. Optical Radiation Foreign Sales Corporation          U.S. Virgin Islands    PerkinElmer Optoelectronics SC, Inc.
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(4) PerkinElmer Instruments International, Cayman Islands corporation owns a de minimus share.
(5) PerkinElmer Holding GmbH owns 2.3%, PerkinElmer Automotive Research, Inc.
    owns 39.7%.
(6) Wellesley BV owns a de minimus share.
(7) PerkinElmer, Inc. owns a de minimus share.
(8) PerkinElmer, Inc. owns the remaining 1%.
(9) PerkinElmer International CV owns a de minimus share.